February 9, 2022

BlackRock Corporate High Yield Fund, Inc.

100 Bellevue Parkway

Wilmington, Delaware 19809

Ladies and Gentlemen:

We have acted as special Maryland counsel to BlackRock Corporate High Yield Fund, Inc., a Maryland corporation (the “Company”), in connection with the offering and sale from time to time by the Company of up to an aggregate of 40,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.10 per share (the “Common Stock”), pursuant to its Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2022 (File No. 333-262469) (together with all amendments thereto through the date hereof and the base prospectus forming a part thereof, the “Registration Statement”).

In our capacity as special Maryland counsel to the Company and for the purposes of the opinions expressed herein, we have examined originals or copies of the following documents:

(i)	the Registration Statement (exclusive of the exhibits thereto), except that we have not examined the documents incorporated by reference therein or otherwise deemed to be part of or included therein;

(ii)

the prospectus supplement related to the Shares in the form to be filed with the SEC on the date hereof in connection with the offering described herein (the “Prospectus Supplement” and together with the base prospectus referenced above, the “Prospectus”), except that we have not examined the documents incorporated by reference therein or otherwise deemed to be part of or included therein;

(iii)	an executed copy of the Distribution Agreement, dated as of the date hereof, between the Company and BlackRock Investments, LLC (the “Distribution Agreement”);

(iv)

an executed copy of the Sub-Placement Agent Agreement, dated as of the date hereof, between BlackRock Investments, LLC and UBS Securities LLC (together with the Distribution Agreement, the “Agreements”);

BlackRock Corporate High Yield Fund, Inc.
February 9, 2022

(v)	the charter of the Company as currently in effect (the “Charter”);

(vi)	the bylaws of the Company as currently in effect (together with the Charter, the “Governing Documents”);

(vii)

a certificate of the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), dated February 4, 2022, to the effect that the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is duly authorized to exercise all the powers recited in its charter and to transact business in the State of Maryland;

(viii)

a certificate of the President of the Company, dated February 9, 2022 (the “President’s Certificate”), certifying, among other things, as to the Company’s compliance with the terms of the Distribution Agreement; and

(ix)

a certificate of the Secretary of the Company, dated February 9, 2022 (together with the President’s Certificate, the “Officers’ Certificates”), certifying, among other things, as to the incumbency of certain officers of the Company, the records of proceedings and actions of the Company’s board of directors relating to the transactions contemplated by the Agreements (the “Resolutions”), and the Governing Documents.

For the purposes of the opinions expressed herein, we have relied as to factual matters (other than facts constituting a legal conclusion) on the certificates of public officials, the Officers’ Certificates, and the representations and warranties of the Company contained in the Distribution Agreement and have made no independent investigation or verification of the matters set forth therein.

In giving the opinions set forth herein, we have assumed (i) that all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the original documents, and all signatures on all documents submitted to us for examination are genuine; (ii) that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; (iii) the power and authority of the parties to those documents examined by us (other than the Company) to enter into the same and to perform the obligations of such parties thereunder; (iv) that all natural persons who executed any of the documents that were reviewed by us had legal capacity at the time of such execution; (v) that all public records reviewed by us or on our behalf are accurate and complete; and (vi) that all documents examined by us are, under all applicable laws other than the laws of the State of Maryland, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

BlackRock Corporate High Yield Fund, Inc.
February 9, 2022

Based on the foregoing and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The Company has the corporate power to own, lease, and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

3.	The issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising under the Governing Documents of the Company or the Maryland General Corporation Law.

4.

The Shares have been duly authorized, and, when issued and delivered by the Company in accordance with the terms of the Registration Statement and the Agreements against payment of the consideration set forth therein, will be validly issued, fully paid, and non-assessable.

With respect to our opinion set forth in numbered paragraph 3 above as to the absence of any preemptive or similar rights, we point out that our opinion is only as to preemptive rights or other rights to subscribe to or purchase stock that would be created as a matter of Maryland law or under the Charter. We do not express any opinion as to preemptive or similar rights of stockholders of the Company or any other party that may exist under the terms of any contractual arrangement to which the Company may be a party.

We have assumed that, upon the issuance of any Shares, (i) the Company continues to validly exist in good standing under the laws of the State of Maryland, and (ii) the proceeds to the Company from the sale of the Shares will be applied by the Company in the manner and for the purposes specified in the Prospectus.

We express no opinion as to the laws of any state or jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland, except that we express no opinion with respect to the “blue sky” or other securities laws or regulations of the State of Maryland or any other jurisdiction. We express no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or other local authority of the State of Maryland. We also assume that the Company has no assets, activities (other than the maintenance of registered offices and resident agents in the State of Maryland and the filing of documents with the SDAT) or employees in the State of Maryland.

This letter is being furnished to you solely for your benefit in connection with the transactions contemplated by the Distribution Agreement and may not be relied on, used, circulated, quoted from or otherwise referred to by any other person or for any other purpose without our prior written consent. We hereby consent to the use of our name and

BlackRock Corporate High Yield Fund, Inc.
February 9, 2022

the discussion of this opinion under the heading “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Emily A. Higgs
Principal